J & J SNACK FOODS CORP.
                           NONSTATUTORY STOCK OPTION PLAN
               FOR NON-EMPLOYEE DIRECTORS AND CHIEF EXECUTIVE OFFICER



               1. Purpose of Plan. The purpose of the J & J Snack Foods Corp. Nonstatutory Stock Option Plan for Non-Employee Directors and Chief Executive Officer (the "Plan") contained herein is to enhance the ability of J & J Snack Foods Corp. (the "Corporation") to attract, retain and motivate its Chief Executive Officer ("CEO") and non-employee members of its Board of Directors and to provide additional incentive to the CEO and such members of the Board of Directors by encouraging them to invest in shares of the Corporation's common stock and thereby acquire a proprietary interest in the Corporation and an increased personal interest in the Corporation's continued success and progress, to the mutual benefit of the Corporation and its shareholders.

               2. Aggregate Number of Shares. 440,000 shares of the Corporation's common stock, no par value per share (the _Common Stock_), shall be the aggregate number of shares which may be issued under this Plan. Notwithstanding the foregoing, in the event of any change in the capitalization of the Corporation, such as by stock dividend, stock split or what the Board of Directors of the Corporation deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under this Plan shall be automatically adjusted by the Board of Directors of the Corporation. Reacquired shares of the Corporation's Common Stock as well as unissued shares, may be used for the purpose of this Plan. Common Stock of the Corporation subject to options which have terminated unexercised, either in whole or in part, shall be available for future options granted under this Plan.

               3. Participation. Each person who is not an employee of the Corporation or any Corporation subsidiary corporation and who a director of the Corporation as of May 1 of each year, shall automatically be granted an option to purchase 3000 shares of the Corporation's Common Stock. Notwithstanding anything to the contrary in this Plan, the Chief Executive Officer of the Corporation shall, as of May 1 of each year, automatically also be granted an option to purchase 10,000 shares of the Corporation's Common Stock in addition to 3,000 shares of the Corporation's Common Stock for every full calendar year the CEO held such office since the Corporation held its initial public stock offering in 1986 (treating 1986 as a full calendar year); provided, however, that (i) the CEO of the Corporation shall not

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          receive an option or options to purchase more than 25,000 shares of Common Stock in any calendar year; and (ii) the maximum number of shares as to which options may be granted to the CEO of the Corporation under this Plan shall be 250,000 shares. For example, in 1991, the CEO would be granted 25,000 shares (10,000 + (3000 x 5)), since five full years have elapsed. Notwithstanding the foregoing, in the event of any change in the capitalization of the Corporation, such as by stock dividend, stock split, or what the Board of Directors of the Corporation deems in its sole discretion to be similar circumstances, the number and kind of shares which may be issued under this Plan shall be automatically adjusted by the Board of Directors of the Corporation.

               4. Administration of Plan. This Plan shall be administered by the Compensation Committee appointed by the Board of Directors of the Corporation. The Compensation Committee shall consist of a minimum of two Directors, each of whom must be "an outside director" as defined in Treas. Reg. S1.162-27(e)(3). The Compensation Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable. The Compensation Committee shall have the exclusive right to construe the Plan and the options issued pursuant to it, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the purpose of this Plan and the options issued pursuant to it, and such action shall be final, binding and conclusive upon all parties concerned. No member of the Compensation Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Plan to the Compensation Committee, or for the acts or omissions of any other members of the Board of Directors.

               5.   Non-Qualified Stock Options, Option Price and Term.
          (a) Options issued pursuant to this Plan shall be nonstatutory or non-qualified stock options. A non-qualified option is an option which does not satisfy the requirements of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The option price for the non-qualified stock options issued under this Plan shall be equal to the fair market value, as determined by the Board of Directors, of the Corporation's Common Stock on the date of the grant of the option.

               (b) Options issued pursuant to this Plan shall be issued substantially in the form set forth in Appendix I hereof, which form is hereby incorporated by reference and made a part hereof, and shall contain substantially the terms and conditions set forth herein. Options shall expire ten years after the date they are granted, unless terminated earlier as provided herein.



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               6.   Modification, Amendment, Suspension and Termination.
          Options shall not be granted pursuant to this Plan after the expiration of ten years from and after April 9, 1991, the date this Plan was approved by the Board of Directors of the Corporation. This Plan must be subject to approval by the shareholders of the Corporation as provided in Section 7(e) of this Plan. The Board of Directors of the Corporation reserves the right at any time, and from time to time, to modify or amend this Plan in any way, or to suspend or terminate it, effective as of such date, which date may be either before or after the taking of such action, as may be specified by the Board of Directors of the Corporation; provided, however, that (a) such action shall not affect options granted under the Plan prior to the actual date on which such action occurred, (b) the Plan provisions described in Rule 16b-3(c)(2)(ii) of the Securities Exchange Act of 1934, as amended (the "1934 Act") may not be amended more than once ever six (6) months (other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder), and (c) any amendment to the Plan which is described in (A), (B) or (C) of Rule 16b-3(b)(2)(ii) of the 1934 Act shall be approved by the shareholders of the Corporation in the manner described in Section 7(e) hereof. If the Board of Directors voluntarily submits a proposed modification, amendment, suspension or termination for shareholder approval, such submission shall not require any future modifications, amendments (whether or not relating to the same provision or subject matter), suspensions or terminations to be similarly submitted for shareholder approval.

               7. General Conditions. (a) Nothing contained in this Plan or any option granted pursuant to this Plan shall confer upon any director the right to continue as a director of the Corporation or interfere in any way with the right of the Corporation to terminate him as a director.

               (b) Corporate action constituting an offer of stock for sale to any director under the terms of the options to be granted hereunder shall be deemed complete as of the date when the actions of the shareholder(s) in electing or reelecting a non-employee director are completed, regardless of when the option is actually delivered to the non-employee director or CEO or acknowledged or agreed to by him.

               (c) The term "subsidiary corporation" as used throughout this Plan shall mean a corporation in which the Corporation owns, directly or indirectly, shares of stock representing fifty percent or more of the outstanding voting power of all classes of stock of such corporation at the time of the granting of an option under this Plan.

               (d) The use of the masculine pronoun shall include the feminine gender whenever appropriate.

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               (e) This Plan was approved by the Board of Directors of the
          Corporation on April 9, 1991, and it shall be effective as of such date. However, if the Plan is not approved by the Corporation's shareholders who represent a majority of the voting power, at the next regular meeting of the shareholders of the Corporation, and if the Plan is not approved by such shareholders prior to December 31, 1992, it shall automatically terminate and all options granted hereunder shall be void.

               (f) Notwithstanding anything to the contrary in this Plan, options issued hereunder during calendar year 1991 shall be issued as of the date of this Plan and not as of May 1.






































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